UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2007
HUMAN GENOME SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-022962 (Commission File Number)	22-3178468 (IRS Employer Identification No.)
14200 Shady Grove Road, Rockville, Maryland 20850-7464
(Address of principal executive offices)                (ZIP Code)
Registrant’s telephone number, including area code: (301) 309-8504
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events

Item 8.01.	Other Events.
On December 19, 2007, Human Genome Sciences, Inc. (the “Company”) and Aegera Therapeutics Inc. (“Aegera”) entered into an agreement under which the Company acquired exclusive worldwide (excluding Japan) rights in the field of oncology to develop and commercialize AEG40826 and related backup compounds to be chosen during a three-year research collaboration.
Under the agreement, the Company paid Aegera an upfront license fee of $15 million and made an equity investment of C$5 million. Aegera will be entitled to receive up to $295 million in future development and commercial milestone payments, including a $5 million milestone payment upon FDA clearance of an IND. Aegera will receive double-digit royalties on net sales in the Company’s territory. In North America, Aegera will have the option to co-promote, under which it will share expenses and profits (30%) in lieu of its royalties. Aegera retains the non-oncology rights to its IAP inhibitors that are not selected for development under this agreement.
A press release with respect to the agreement is furnished as Exhibit 99.1 hereto.
Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits.

99.1	Press Release dated December 20, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMAN GENOME SCIENCES, INC.
/s/ James H. Davis, Ph.D.
Name:	James H. Davis, Ph.D.
Title:	Executive Vice President, General Counsel and Secretary

Date: December 20, 2007

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Press Release dated December 20, 2007